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                                                                     EXHIBIT 3.1

                                    FORM OF
                    RESTATED CERTIFICATES OF INCORPORATION
                                      OF
                      BROOKDALE LIVING COMMUNITIES, INC.


          Brookdale Living Communities, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST: That the present name of the Corporation is Brookdale Living Communities, Inc. and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 4, 1996 (the "Original Certificate of Incorporation").

          SECOND: That, by written consent in lieu of a meeting of the Board of Directors of said Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), resolutions were duly adopted setting forth a proposed restated certificate of incorporation of said Corporation (the "Restated Certificate of Incorporation") and recommending that such Restated Certificate of Incorporation be approved by the sole stockholder of said Corporation.

          THIRD: That thereafter, by written consent in lieu of a special meeting of the sole stockholder of the Corporation pursuant to Section 228(a) of the Delaware General Corporation Law, the sole stockholder of the Corporation adopted a resolution approving the Restated Certificate of Incorporation.

          FOURTH: That this Restated Certificate of Incorporation restates and amends the Original Certificate of Incorporation, and has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

          FIFTH: That the text of the Original Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE 1
                                     NAME

          The name of this corporation is BROOKDALE LIVING COMMUNITIES, INC. (the "Corporation").
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                                   ARTICLE 2
                          REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE 3
                              PURPOSE AND POWERS

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended, restated, supplemented or otherwise modified from time to time, the "Delaware General Corporation Law"). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.
                                   ARTICLE 4
                                 CAPITAL STOCK

     4.1 AUTHORIZED SHARES.

     The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 95,000,000 of which 75,000,000 shares shall be Common Stock, having a par value of $0.01 per share ("Common Stock"), and 20,000,000 shares shall be Preferred Stock, having a par value of $0.01 per share ("Preferred Stock").
                 ---------------

     4.2 COMMON STOCK.

          4.2.1 Relative Rights. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate(s) of designations filed to establish the respective classes or series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

          4.2.2 Dividends. Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of capital stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of capital stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

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          4.2.3 Dissolution, Liquidation, or Winding Up. In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of capital stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of capital stock having preference over the Common Stock in the event of dissolution, liquidation, or winding up of the Corporation the full preferential amounts (if any) to which they are entitled.

          4.2.4 Voting Rights. Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of capital stock entitled to attend such meetings and to vote (except any class or series of capital stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

     4.3 PREFERRED STOCK.

     The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate(s) pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in one or more classes or series, to establish from time to time the number of shares to be included in each such class or series, to fix the voting powers, designations, preferences and relative participating, optional, or other special rights of the shares of each such class or series and to fix the qualifications, limitations, or restrictions, thereof. Each share of each such class or series of Preferred Stock shall have the same relative rights as and be identical in all respects to all other shares of the same class or series.

                                   ARTICLE 5
                              BOARD OF DIRECTORS

     5.1 NUMBER; ELECTION; AND CLASSIFICATION.

     The number of directors of the Corporation shall be not less than two nor more than eleven, the exact number of directors to be fixed from time to time by or in the manner provided in the

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By-laws of the Corporation. The Board of Directors of the Corporation shall be divided into three classes, each class consisting of approximately one-third of the total number of directors. The term of office of each class shall be three years and shall expire in successive years at the time of the annual meeting of stockholders; provided, however, that the terms of the Class I and Class II directors listed below shall be one year and two years, respectively. The initial classes of directors are as follows:

     Class I (terms of office expiring at the 1998 annual meeting of stockholders) -- Michael W. Reschke and Bruce L. Gewertz;

     Class II (terms of office expiring at the 1999 annual meeting of stockholders) -- Darryl W. Copeland, Jr. and Darryl W. Hartley-Leonard; and

     Class III (terms of office expiring at the 2000 annual meeting of stockholders) -- Mark J. Schulte, Wayne D. Boberg and Daniel J. Hennessy.

At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified. Unless and except to the extent that the By-laws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

     Any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of directors, shall be filled for the unexpired term by the vote of a majority of the directors then in office, whether or not a quorum, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No director may be removed except for cause and then only by an affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon at a duly constituted meeting of stockholders called for such purpose. At least thirty days prior to such meeting of stockholders, written notice shall be sent to the director or directors whose removal shall be considered at such meeting.

     5.2 MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION.

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

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     5.3  LIMITATION OF LIABILITY
          -----------------------

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation on the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

                                   ARTICLE 6
                           COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE 7
                             AMENDMENT OF BY-LAWS

     The Board of Directors or the stockholders may from time to time adopt, amend or repeal the By-laws of the Corporation. Such action by the Board of Directors shall require the affirmative


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vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose. Such action by the stockholders shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote thereon at a duly constituted meeting of stockholders called for such purpose.

                                   ARTICLE 8
                         RESERVATION OF RIGHT TO AMEND
                     RESTATED CERTIFICATE OF INCORPORATION

     The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, and other provision authorized by the laws of the state of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this
Article 8.

                                   ARTICLE 9
                              STOCKHOLDER MATTERS

     9.1  CONSENT IN LIEU OF MEETING.

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting or such holders and may not be effected by any consent in writing by such holders, unless such consent is unanimous.

     9.2  CALL OF SPECIAL MEETINGS.

     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation, and shall be called by the Chief Executive Officer, the President or the Secretary of the Corporation at the request in writing of stockholders possessing at least twenty-five percent of the voting power of the issued and outstanding voting stock of the Corporation entitled to vote generally for the election of directors. Such request shall include a statement of the purpose or purposes of the proposed meeting.

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                                  ARTICLE 10
              AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

     Except as set forth in this Article 10 or as otherwise specifically required by law, no amendment of any provision of this Restated Certificate of Incorporation shall be made unless such amendment has been first proposed by the Board of Directors of the Corporation upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose and thereafter approved by stockholders of the Corporation by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon; provided, however, if such amendment is to the provisions set forth in this clause of Article 10 or in Articles 4.1 (insofar as relating to the decrease of the authorized number of shares of Preferred Stock), 4.3, 5, 7, or 9 hereof, such amendment must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote thereon rather than a majority of such shares.

     IN WITNESS WHEREOF, Brookdale Living Communities, Inc. has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer, as of the ____ day of March, 1997.


                                  BROOKDALE LIVING COMMUNITIES, INC.


                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------

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